AGREEMENT


     THIS AGREEMENT, made this day of December, 1998 by and between Derma Sciences, Inc., a business corporation organized under the laws of the Commonwealth of Pennsylvania ("Derma") and Mary Antensteiner ("Antensteiner").

     1. EMPLOYMENT. Derma hereby employs Antensteiner, and Antensteiner agrees to be employed by Derma, as Regional Vice President - Sales and Marketing for Derma's West and Central Regions upon the terms and conditions hereinbelow set forth.

     2. COMPENSATION. During the Term hereof Derma shall pay compensation to Antensteiner as follows:

          (a) A bonus of Ten Thousand Dollars ($10,000) payable upon execution hereof;

          (b) Salary at the rate of Ninety Thousand Dollars ($90,000) per year;

          (c) Guaranteed bonus of Twelve Thousand Dollars ($12,000) per year payable at the rate of One Thousand Dollars ($1,000) per month;

          (d) Additional bonuses of up to Ten Thousand Dollars ($10,000) per year based upon achievement of Central Region and West Region objectives; and

          (e) Additional bonuses of up to Fifteen Thousand Dollars ($15,000) per year based upon achievement of Company objectives and the contribution thereto of the West and Central Regions.

     3. OPTIONS GRANT. Antensteiner shall receive "non-qualified" options to purchase all, or any portion of, Seventy Five Thousand (75,000) shares of Derma common stock at a price per share of $1.20. The subject options shall vest as follows:


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          Number of Options                                 Vesting Date
          -----------------                                 ------------

                25,000                                   December 15, 1999
                25,000                                   December 15, 2000
                25,000                                   December 15, 2001

     Vesting of the foregoing options shall accelerate to 100% upon:

          (a) A change in ownership of in excess of 75% of Derma subsequent to July 1, 1999;

          (b) The sale by Derma of substantially all of its assets subsequent to July 1, 1999; or,

          (c ) Attainment of West Region and Central Region, in the aggregate, of calendar year net sales of 150% of net aggregate sales for the year 1998.

     4. TERM AND SEVERANCE. This Agreement shall be effective not later than January 5, 1999 and shall continue indefinitely until terminated as provided herein. Either party hereto may terminate this Agreement upon thirty (30) days written notice of such termination to the other party. Upon termination of this Agreement by Derma without cause, Derma shall pay to Antensteiner a severance payment of not less than $34,000.

     5. EMPLOYEE BENEFITS. During the term hereof, Antensteiner shall be entitled to the following employee benefits:

          (a) Participation in Derma's medical insurance plans;

          (b) A vehicle allowance of Five Hundred Dollars ($500) per month together with reimbursement of gas at the rate of $0.08 per business mile;

          (c) Participation in Derma's deferred compensation plans in accordance with the terms thereof;

          (d) Reimbursement of "ordinary and necessary" business expenses;

          (e) A corporate credit card for use in payment of business expenses;


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          (f) A laptop computer for business use;

          (g) A cell phone for business use;

          (h) A facsimile machine for business use at home or office;

          (i) Reimbursement of such reasonable home office expenses as may be necessary and appropriate; and

          (j) Paid vacation of three (3) weeks per year.

     6. LITIGATION EXPENSES. Derma shall reimburse Antensteiner for all litigation and related expenses incident to the Ferris restrictive covenant.

     IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals as of the date first hereinabove written.


                                DERMA SCIENCES, INC.



                                By:
                                   ---------------------------------------------
                                      Stephen T. Wills, CPA, MST
                                      Vice President and Chief Financial Officer



                                ------------------------------------------------
                                      Mary Antensteiner



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